Exhibit 10.58

NEITHER THIS CONVERTIBLE DEBENTURE NOR THE SECURITIES INTO WHICH THIS CONVERTIBLE DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

DOT VN, INC.
CONVERTIBLE DEBENTURE

$570,999.85	SAN DIEGO, CALIFORNIA	JUNE 17, 2010
No. D-001a

DOT VN, INC., a Delaware corporation (the “Maker” or “Company”), hereby promises to pay to the order of VISION OPPORTUNITY MASTER FUND, (the “Holder”) or its successors and assigns the principle sum of Five Hundred Seventy Thousand Nine Hundred Ninety-Nine Dollars and Eighty-Five Cents ($570,999.85), with interest at the rate of ten (10%) per annum accruing from the date of this Convertible Debenture (the “Debenture”) until paid in full.  All outstanding principal and accrued and unpaid interest shall become due thirty-six (36) months from the date upon which the Debenture is executed (May 11, 2013) (the “Due Date”).

All payments due and owing under this Debenture shall be subject to the terms and conditions set forth herein.

1.	Agreement.

The Debenture is issued in settlement of the $500,000.00 Convertible Debenture, No. D-001, between Company and Holder dated January 31, 2007 and due January 31, 2009 with accrued and unpaid interest of $70,999.85 as of May 31, 2010.  The principal amount of the Debenture is $570,999.85 (the “Debenture Principal”).

2.	Register.

The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Holder of the Debenture or for the registration of a transfer of the Debenture to a different Holder.

3.	Loss, Theft, Destruction or Mutilation of the Debenture.

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Debenture and, in the case of any such loss, theft or destruction, upon receipt of an indemnity bond in such reasonable amount as the Company may determine (or if such Debenture is held by the original Holder, of an unsecured indemnity agreement reasonably satisfactory to the Company) or, in the case of any such mutilation, upon surrender and cancellation of such Debenture, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Debenture, a new Debenture of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the Debenture so lost, stolen, destroyed or mutilated.

4.	Registered Holder.

The Company may deem and treat the person in whose name any Debenture is registered as the absolute owner and Holder of such Debenture for the purpose of receiving payment of the principal of and interest on such Debenture and for the purpose of any notices, waivers or consents thereunder, whether or not such Debenture shall be overdue, and the Company shall not be affected by notice to the contrary.  Payments with respect to any Debenture shall be made only to the registered Holder thereof.

5.	Surrender of the Debenture.

The Company may, as a condition of payment of all or any of the principal of the Debenture, or its conversion, require Holder to present the Debenture for notation of such payment and, if the Debenture be paid in full or converted in full at the election of Holder as herein provided, require the surrender hereof.

6.	Conversion.

At any time prior to or at the Due Date, at the option of the Holder, all principal and accrued interest due on this Debenture (the “Convertible Amount”) may be converted, in whole or in part at any time and from time to time, into common stock of the Company at $0.25 per share (the “Conversion Price”).  If, on or prior to the Due Date, Holder has not elected to convert this Debenture, all outstanding principal and accrued and unpaid interest shall become due and payable on the Due Date and the conversion feature of this Section 6 hereof shall expire.

7.	Mechanics of Conversion.

(a)           Upon the Company’s receipt of written notice in the form attached hereto as Exhibit B of Holder’s election to convert (the “Conversion Election”) the Debenture, in whole or in part, the principal amount of this Debenture plus any accrued and unpaid interest, if so elected, (the “Conversion Amount”) shall be deemed converted into such number of shares of the Company’s Common Stock.  The number of shares of Common Stock issuable upon conversion hereunder equals the quotient obtained by dividing (x) the Conversion Amount by (y) the Conversion Price as determined pursuant to Sections 6 and 8 hereof.  Holder shall return this Debenture to the Company at the address set forth below, or such other place as the Company may require in writing.  Within ten (10) days after receipt of this Debenture and the Conversion Election, the Company shall cause to be issued in the name of and delivered to Holder at the address set forth on Exhibit A, or to such other address as to which Holder shall have notified the Company in writing, a certificate evidencing the securities to which Holder is entitled (the “Conversion Shares”).  No fractional securities will be issued upon conversion of the Debenture, in whole or in part.  If on conversion of the Debenture a fraction of a security results, the Company shall round up the total number of securities to be issued to Holder to the nearest whole number.

(b)           Certain Conversion Restrictions.  The Company shall not effect any conversions of this Debenture and the Holder shall not have the right to convert any portion of this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest.  Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the principal amount of this Debenture is convertible shall be the responsibility and obligation of the Holder.  If the Holder has delivered a Conversion Notice for a principal amount of this Debenture that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date in accordance with the periods described herein and, any principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Debenture.  The provisions of this Section 7(b) may be waived by the Holder (but only as to itself and not to any other Holder) upon sixty-one (61) days notice to the Company.

8.	Antidilution Provisions.

(a)           If the Company, at any time while this Debenture is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event (the “Adjusted Conversion Price”).  The Adjusted Conversion Price shall be rounded down to the nearest one hundredth of a cent.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)           If the Company, at any time while the amount of this Debenture outstanding is equal to or greater than Fifty Percent (50%) of the Debenture Principal, shall issue securities or convertible securities (other than securities issued to employees, officers and directors of the Company or consultants to the Company, securities issued in connection with a merger, share exchange or acquisition, or in connection with equipment leasing) (the “New Securities”) entitling the recipient to shares or the right to convert into shares of Common Stock at a price per share less than the Conversion Price (the “New Securities Price”), then the Conversion Price shall be reduced to the New Securities Price (the “New Conversion Price”).  Such adjustment shall be made whenever such New Securities are issued.  However, upon the expiration of any such New Securities right to purchase shares of the Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section, if such New Securities shall expire and shall not have been exercised into Common Stock, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section after the issuance of any other such New Securities) had the adjustment of the Conversion Price made upon the issuance of such New Securities had not been made.

(c)           Whenever the Conversion Price is adjusted pursuant to Section 8 hereof, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment (either the Adjusted Conversion Price or the New Conversion Price) and setting forth a brief statement of the facts requiring such adjustment.

9.	Registration Rights.

(a)           Piggyback Registrations.

(i)           Notice of Registration.  If, at any time, the Company proposes to file a registration statement with the Securities and Exchange Commission (the “SEC”) in connection with any public offering of common stock (other than in connection with an initial public offering of common stock), whether for the account of the Company or any other person (other than a Registration Statement on Form S-4 or Form S-8 (or any successor forms under the Securities Act) or other registrations relating solely to employee benefit plans or any transaction governed by Rule 145 under the Securities Act), the Company shall (i) include the Shares for resale (the “Registrable Securities”) in such Registration Statement, and (ii) give written notice of such filing and the date thereof to each Holder that owns Shares not later than fifteen (15) after the filing of such Registration Statement, by means of the prospectus contained in such Registration Statement.  Subject to subsection 9(b) hereof, the Company shall include in such Registration Statement, if filed, all Registrable Securities held by such Holder to be included so as to permit such securities to be sold or disposed of in the manner and on the terms set forth in such request.  Such registration shall hereinafter be called a “Piggyback Registration”.  Each Holder shall only have one (1) right to receive a Piggyback Registration.  The Company shall have the right at any time to delay or discontinue, without liability to the Holders, any Piggyback Registration under this subsection 9(a) at any time prior to the effective date of the Registration Statement if the proposed offering of common stock contemplated thereunder is discontinued.

(ii)           Request for Opinion Letter.  At any time after six (6) months from the date of Closing, and upon receipt of a written request by the Holder, the Company shall assist the Holder in obtaining legal opinion (the “Opinion Letter”), at Holder’s cost, within thirty (30) days of receipt of a written request from Holder, provided that the request is made pursuant to and in reliance upon an exemption from the registration requirements of the United States Securities Act of 1933, as amended.

(iii)           Withdrawal Right.  Any Holder shall have the right to withdraw its inclusion of its Registrable Securities in any Registration Statement pursuant to this subsection 9(a) by giving written notice to the Company of its request to withdraw; provided, however, that (A) such withdrawal request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such Piggyback Registration and (B) such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Securities in the Piggyback Registration from which such Investor withdrew.

(b)       Allocation of Securities Included in Registration Statements.  In connection with any Registration Statement, in the case of an underwritten public offering, if the managing underwriter(s) of such offering advise(s) or, in the case of a non-underwritten public offering, the Company determines, that the inclusion in such Registration Statement of some or all of the shares sought to be registered thereunder exceeds the number of shares (the “Saleable Number”) that can be sold in an orderly fashion without a substantial risk that either the price per share to be derived from such registration, the timing of such registration or the distribution of the Registrable Securities pursuant to such registration will be materially and adversely affected, then the number of shares offered thereunder shall be limited to the Saleable Number and shall be allocated as follows:  (i) first, to all the shares of common stock that the Company proposes to register for its own account, (ii) second, the difference, if any, between the Saleable Number and the number of shares to be included pursuant to clause (a) above, to the Holders pro rata on the basis of the number of Registrable Securities offered for sale by each Holder, and (iii) third, the difference, if any, between the Saleable Number and the number of shares to be included pursuant to clauses (i) and (ii) above, to all other selling shareholders, pro rata on the basis of the number of shares offered for sale by each such shareholder.

(c)       Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 4(a) that the Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

(d)       Certain Notices; Suspension of Sales.  The Company may, upon written notice to the Holders, suspend the Holders’ use of any Prospectus (which is a part of any Registration Statement) for a reasonable period not to exceed ninety (90) days if the Company in its reasonable judgment believes it may possess material non-public information the disclosure of which in its reasonable judgment would have a material adverse effect on the Company and its subsidiaries taken as a whole.  Each Holder of Registrable Securities agrees by its acquisition of such Registrable Securities to hold any communication by the Company pursuant to this section 9(d) in confidence.

(e)       Amendments.  Subject to Section 9(d) hereof, the Company shall (i) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for a period no less than 12 months from the date of effectiveness of the Registration Statement, (ii) cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Registering Shareholders set forth in such Registration Statement or Prospectus supplement.

(f)        Indemnification.  In the event any Registrable Securities are included in a registration statement under Section 9(a):

(i)           To the extent permitted by law, the Company will indemnify and hold harmless each Holder and the partners, officers, directors and stockholders of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company:  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; provided however, that the indemnity agreement contained in this Section 9(f)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, stockholder, underwriter or controlling person of such Holder.

(ii)           To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers or stockholders or any person who controls such Holder, against any losses, claims, damages or liabilities to which the Company or any such person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically or use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such person in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 9(f)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

(iii)           Promptly after receipt by an indemnified party under this Section 9(f) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9(f), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9(f), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9(f).

(iv)           If the indemnification provided for in this Section 9(f) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(v)           The obligations of the Company and Holders under this Section 9(f) shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(g)       Termination of the Company’s Obligations.  The Company shall have no obligations pursuant to Section 9 (a) with respect to:  (i) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 9(a) if all such Registrable Securities proposed to be sold by a Holder may be sold in a six (6) month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act, or under any replacement rule promulgated by the SEC permitting the resale of restricted securities without the necessity of a registration statement; or (ii) in connection with any particular registration undertaken by the Company, any Holder who fails to provide promptly the Company such information as the Company may reasonably request at any time to enable the Company to comply with any applicable law or regulation or to facilitate preparation and filing of said registration.

(h)       Expenses.  All expenses incurred in connection with a Piggyback Registration (excluding underwriters’ and brokers’ discounts and commissions), including without limitation, all federal and “blue sky” registration and qualification fees, printers and accounting fees and fees and disbursements of counsel for the Company shall be borne by the Company.

10.	Notices.

Any notice required or desired to be given under this Agreement shall be in writing and shall be deemed given when personally delivered, one business day after deposit with a reputable overnight courier service for next business day delivery, or three days after being sent by certified or registered mail postage prepaid to the addresses set forth below, or such other address as to which one party may have notified the other in such manner.

If to Holder:	At the address shown on Exhibit A

If to the Company:	Dot VN, Inc.
9449 Balboa Ave., Suite 114
San Diego, CA 92123

11.	Default.

Upon an Event of Default that is not cured within twenty (20) business days, then at the option of Holder, or Holder’s successors or assigns, Holder may (i) accelerate all amounts due and owing under this Debenture and demand payment immediately and/or (ii) declare the right to exercise any and all remedies available to Holder under applicable law.

12.	Miscellaneous.

(a)           Interest hereunder shall be calculated based on ten percent (10%) per annum calculated using a 365-day year, payable in full, unless otherwise converted to common stock in the Company, each calendar month starting with December 2010 to be paid on the first of the month and monthly thereafter on the first day of each month, in arrears for the prior month, in cash.

(b)           The Company agrees that all Conversion Shares at the time of issuance will be fully paid and non-assessable.  Maker shall pay all expenses in connection with the issuance of the Conversion Shares.  In the event an action is instituted to enforce or interpret any of the terms of this Debenture, the prevailing party shall be entitled to recover its costs, including reasonable attorney’s fees.

(c)           All parties to this Debenture hereby waive presentment, dishonor, notice of dishonor and protest.  All parties hereto consent to, and Holder is hereby expressly authorized to make, without notice, any and all renewals, extensions, modifications or waivers of the time for or the terms of payment of any sum or sums due hereunder, or under any documents or instruments relating to or securing this Debenture, or of the performance of any covenants, conditions or agreements hereof or thereof or the taking or release of collateral securing this Debenture.  Any such action taken by Holder shall not discharge the liability of any party to this Debenture.

(d)           The Company may prepay the amount due and owing under this Debenture upon ten (10) days written notice of the Company’s intent.

(e)           This Debenture shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of law principles.

(f)           All payments due and owing under this Debenture shall be delivered to Holder at the address set forth on Exhibit A unless Holder provides the Company with written notice of a change of such instructions.

(g)           Capitalized terms used but not defined in this Debenture have the meanings assigned to them in the Subscription Agreement.

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IN WITNESS WHEREOF, the parties execute this Debenture as of this 17th day of June, 2010.

“Company” and “Maker”		“Holder”
DOT VN, INC.		VISION OPPORTUNITY MASTER FUND, LTD.

	/s/ Thomas Johnson		/s/ Adam Benowitz
By:	Thomas Johnson	By:	Adam Benowitz
Its:	Chief Executive Officer	Its:	Director

EXHIBIT A

REGISTERED HOLDER OF THIS CONVERTIBLE DEBENTURE

Name of Registered Holder
Vision Opportunity Master Fund, Ltd.

Address
Vision Opportunity Master Fund, Ltd. c/o Vision Capital Advisors, LLC
20 West 55th Street, 5th Floor
New York, NY 10019
Attn: Michael Mosiello

Taxpayer Identification Number
27-0120759

Facsimile Number
212-867-1416

Email Address
m.mosiello@visicap.com

EXHIBIT B

CONVERSION ELECTION

(To be executed by the Holder in order to Convert the Convertible Debenture)

TO:	Dot VN, Inc.

The undersigned hereby irrevocably elects to convert the below stated principal amount of its Convertible Debenture into shares of Common Stock of DOT VN, INC., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:
Amount of Debenture to be converted:
Principal	$
Accrued Interest	To be included with / excluded from principal to be converted (Holder to select one)
Conversion Price:		$0.25
Amount of Debenture Unconverted:	$

Please issue the shares of Common Stock in the following name and to the following address:
Certificate Name:
Taxpayer Identification Number
Address

Authorized Signature:
Name:
Title: